UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2019

VIRTUAL INTERACTIVE TECHNOLOGIES CORP.

(Exact name of Registrant as specified in its charter)

Nevada	None	36-4752858
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 17th Street, Suite 2800 South

Denver, CO 80202

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (303) 228-7120

Mascota Resources Corporation

7976 East Phillips Circle, Centennial, CO 80112

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 31, 2019:

●	Mark Rodenbeck resigned as an Officer and a Director of the Company;

●	Jason Garber was appointed as the Company’s new Chief Executive Officer and as a Director;

●	James W. Creamer III was appointed as the Company’s new Chief Financial and Accounting Officer and as a Director;

Jerry Lewis remains a director of the Company.

Jason Garber (age 51) has been the CEO of Advanced Interactive Gaming, Ltd, a video game financier and development company, since its inception in September 2016. Mr. Garber has been in the video game industry since the early 1990’s. Starting as producer and designer with titles for the edutainment industry, he moved on to running studios and projects for multiple platforms such as PC, Nintendo DS, PS2, PS3, PS4, Xbox, Xbox360, Xbox One and Nintendo Switch. After having garnered a significant amount of managerial and entrepreneurial experience in game development and corporate management he decided to start investments into videogames and established several projects with investors for the video game industry during the early 2010’s.

Prior to founding Advanced Interactive Gaming, Ltd., Mr. Garber served as Publishing Director at Stainless Games Ltd., presiding over new projects, intellectual property and game releases – with the PS4, XB1, PC game Carmageddon: Max Damage as its most recent game release. From 2012 to 2013, Jason was the COO and co-founder of the start-up eelusion GmbH in Berlin, Germany.

James W. Creamer III (age 55) has served in leadership roles for several publicly traded companies since 2005 following a fifteen year Investment Banking career. Since 2011, Mr. Creamer has been the Principle of Corporate Solution Advisors, LLC which offers contract CFO services to small, growth-oriented companies. From 2014 to 2016 Mr. Creamer served as Chief Financial Officer of WestMountain Gold, Inc. and served as a Director for the Company during 2016. From 2010 to 2011, Mr. Creamer served as Chief Financial Officer of NexCore Healthcare Capital Corp. following its acquisition of CapTerra Financial Group, Inc. In 2005, Mr. Creamer was hired by CapTerra Financial Group, Inc. as its Chief Financial Officer and served in that capacity until 2009 when he was named CapTerra’s President and Chief Executive Officer and served in that position until CapTerra’s acquisition by NexCore in 2010.

Between 1990 and 2005, Mr. Creamer held positions as Vice President of Commercial Banking at Vectra Bank Colorado, Vice President of Investment Banking at J.P. Turner & Company, Director of Equity Research at Global Capital Securities and Vice President of Institutional Fixed Income Sales at Hanifen Imhoff, Inc.

Mr. Creamer received a Bachelor of Science degree in Finance from Arizona State University and holds the Chartered Financial Analyst (CFA) designation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2020	Virtual Interactive Technologies Corp.

	By:	/s/ James W. Creamer III
James W. Creamer III
Chief Financial and Accounting Officer